EXHIBIT 99




                                           Consent


         I, the undersigned, hereby consent to being named as nominee to the Nichols Research Corporation Board of Directors in the Proxy Statement relative to the Annual Meeting of the Shareholders to be held January 14, 1999, and hereby consent to serve as a director of Nichols Research Corporation.

Dated this 23rd day of November,1998.





                                                           Charles A. Leader
                                                           -----------------
                                                           Charles A. Leader